Exhibit 10.63

EXECUTIVE EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”), dated this 25 day of March 2014 (the “Effective Date”) by and between CIG Services, LLC, a Delaware limited liability company (the “CIG Services”), Romain Gay-Crosier (the “Executive”), and CIG Wireless Corp., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to employ the Executive as the Chief Financial Officer (“CFO”) of the Company through CIG Services, and the Executive desires to serve in such capacity pursuant to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

1.            Position; Duties; Place of Performance.

1.1           Position. The Company hereby engages the Executive to serve as CFO of the Company, as an employee of CIG Services, subject to the terms and conditions of this Agreement.

1.2           Duties. During the Employment Period (defined below), the Executive shall have such duties, authority and responsibility as shall be determined from time to time by the Chief Executive Officer of the Company (the “CEO”), provided that such duties, authority and responsibility are reasonably consistent with the Executive’s position. The Executive agrees that during his employment hereunder, he shall exclusively devote 100% of his professional working time, attention, knowledge and experience and give his best effort, skill and abilities to promote the business and interests of the Company as reasonably directed by the CEO pursuant to policies of the Board. This provision shall not be construed to restrict the Executive from participating in volunteer activities for nonprofit organizations or serving on boards or committees of organizations or entities that are approved by the Board.

1.3           Place of Performance. The principal place of the Executive’s performance of his duties shall be at the Company’s headquarters.

2.            Employment Period. This Agreement shall have an initial term of two (2) years commencing as of the Effective Date and ending on the second anniversary thereof (the “Initial Employment Period”) and shall automatically renew and continue to remain in effect after the Initial Employment Period for successive one (1)-year periods (each, a “Renewal Employment Period”), unless (a) either party gives written notice of non-renewal not less than ninety (90) days prior to the end of the then-effective Employment Period (defined below), or (b) otherwise terminated pursuant to Section 8. The Initial Employment Period and each Renewal Employment Period of this Agreement are each referred to herein as an “Employment Period.”

Employment Agreement

3.            Compensation and Benefits.

3.1           Base Salary. The Executive shall be paid a base salary of Two Hundred and Thirty-Four Thousand Dollars ($234,000) per annum during the Employment Period, prorated for any partial year of employment, less applicable statutory and regulatory deductions (each year, the '‘Base Salary”), which shall be payable in accordance with the Company’s standard payroll practices, as the same may be administered from time to time.

3.2           Annual Discretionary Bonus. The Executive shall be eligible for an annual discretionary bonus of 30% of the Executive’s Base Salary, subject to the determination of the Company’s Compensation Committee and approval by the Board.

3.3           Relocation Bonus. To offset costs associated with the Executive’s relocation from Switzerland to Atlanta, Georgia, the Executive shall be paid a one (l)-time relocation bonus of Twenty-Five Thousand Dollars ($25,000), less applicable statutory and regulatory deductions.

3.4           Benefits. During the Employment Period, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly-situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law. Without limiting the foregoing, the Company will match 100% of the first 3% of the Executive’s Employee Benefit Plans contributions and 50% of the next 2%, and the Executive shall be 100% vested in the Company match. The Company will pay for 100% of coverage for the Executive and approximately 50% of the Executive’s dependents for the Company’s standard medical and dental plans. The Executive is eligible for medical/dental/vision benefits immediately upon hire without a waiting period.

3.5           Paid Time Off. The Executive shall be eligible for fifteen (15) days (120 hours) of paid time off (“PTO”) each calendar year in accordance with the Company’s PTO policy.

3.6           Expense Reimbursement. The Executive shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with travel, communications and matters related to the Company’s business and affairs, if made in accordance with written Company policies as in effect from time to time.

3.7           Indemnification. The Company shall indemnify the Executive to the maximum extent provided in the Company’s charter instruments and under applicable law. The Executive shall be provided coverage pursuant to directors and officers insurance to the same extent as other directors and officers of the Company. This provision shall survive termination of this Agreement.

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4.            Acknowledgements.

4.1           Nature of Executive’s Position. The Executive acknowledges, agrees, represents and warrants that the Executive’s position as CFO of the Company is a position of significant trust and responsibility and that during the course of his employment, his duties and responsibilities as CFO will require him to: (a) perform duties with the responsibility of: (i) primarily managing the Company or a customarily recognized department or subdivision of the Company; (ii) customarily and regularly directing the work of two or more other employees; and (ii) hiring or firing other employees or having particular weight given to suggestions and recommendations as to the hiring, firing, advancement, promotion, or any other change of status of other employees; or (b) perform the duties of a Key Employee or of a Professional (each as defined below).

4.2           Reasonableness of Restriction. The Executive further acknowledges, agrees, represents and warrants that the Company’s business is unique and highly specialized and the restrictive covenants set forth in this Agreement are (a) narrowly tailored; (b) necessary and reasonable to protect, without limitation, the Discoveries and Works of the Company (defined below) and its customers, prospective customers, vendors and suppliers, as well as the Company’s goodwill, (c) not greater than necessary for the protection of the Company’s legitimate interests and goodwill, and (d) will only minimally burden the Executive’s opportunity and ability to successfully and profitably work in the Executive’s chosen field following the end of the Executive’s employment with the Company.

4.3           Definitions.

(a)          For purposes of this Agreement, the term “Key Employee” shall mean an employee who, by reason of the Company’s investment of time, training, money, trust, exposure to the public, or exposure to customers, vendors, or other business relationships during the course of the employee’s employment with the Company, has gained a high level of notoriety, fame, reputation, or public persona as the Company’s representative or spokesperson or has gained a high level of influence or credibility with the Company’s customers, vendors, or other business relationships or is intimately involved in the planning for or direction of the business of the Company or a defined unit of the business of the Company. Such term also means an employee in possession of selective or specialized skills, learning, or abilities or customer contacts or customer information who has obtained such skills, learning, abilities, contacts, or information by reason of having worked for the Company.

(b)          For purposes of this Agreement, the term “Professional” shall mean an employee who has as a primary duty the performance of work requiring knowledge of an advanced type in a field of science or learning customarily acquired by a prolonged course of specialized intellectual instruction or requiring invention, imagination, originality, or talent in a recognized field of artistic or creative endeavor.

5.            Trade Secrets.

5.1           Trade Secret Covenants. The Executive agrees that it is in the Company’s legitimate business interest to restrict disclosure or use of Trade Secrets and Confidential Information (as defined below) relating to the Company and its affiliates as provided herein, and the Executive agrees not to disclose or use the Trade Secrets and/or Confidential Information relating to the Company or its affiliates for any purpose other than in connection with his performance of his duties to the Company.

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5.2           "Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information).

5.3           "Confidential Information” means all information, other than Trade Secrets belonging to, used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority.

5.4           Trade Secret Exceptions. Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (a) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by the Executive to be bound by a confidentiality agreement with the Company; or (b) is independently developed by the Executive without violating this Agreement.

6.            Discoveries and Works. All Discoveries and Works made or conceived by the Executive during his employment by the Company, solely, jointly or with others, that relate to the Company’s present or anticipated activities, or are used or useable by the Company shall be owned by the Company. For the purposes of this Section 6, (including the definition of “Discoveries and Works”) the term “Company” shall include the Company and its affiliates. The term “Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the termination of the Executive’s employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Executive and, the Company, be presumed to have been made during the Executive’s employment by the Company. The Executive acknowledges that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101. Should the Executive refuse or fail to perform such acts or execute such documents, instruments or certificates, the Company may do so as the Executive’s attorney-in-fact for such purpose. In addition to and not in any way limiting the foregoing, any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). The Executive hereby irrevocably waives, to the extent permitted by applicable law, any and all claims the Executive may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Discoveries and Works.

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7.            Non-Competition; Non-Solicitation.

7.1           During the Employment Period. During the Executive’s employment with the Company, the Executive will not, on the Executive’s own behalf or on behalf of any person other than the Company (a) perform Responsibilities (defined below) for, or (b) otherwise engage in or accept, Competitive Business (defined below).

7.2           Post-Employment. During the Restrictive Period (defined below), the Executive will not, on the Executive’s own behalf or on behalf of any person, directly or indirectly, anywhere in the Territory (defined below) (a) engage in Competitive Business, or (b) accept Competitive Business from any of the Company’s customers or actively sought prospective customers with which the Executive had Material Contact (defined below) within the last twelve (12) months of the Executive’s employment with the Company.

7.3           Non-Solicitation of Customers and Prospects. During the Executive’s employment with the Company and during the Restrictive Period, the Executive will not, directly or indirectly, solicit or attempt to solicit any of the Company’s customers or actively sought prospective customers for the purpose of providing, or referring such customers to any person (other than the Company) to provide Competitive Business. The Executive acknowledges that, among other reasons, he will have Material Contact with customers or prospective customers because of his direct dealings with and/or supervision of other employees with respect such customers and prospective customers.

7.4           Non-Solicitation of Employees and Contractors. During the Executive’s employment with the Company and during the Restrictive Period, the Executive will not (a) solicit or otherwise seek to persuade, directly or indirectly, any officer, employee, consultant, independent contractor, or agent of the Company to discontinue his or her relationship with the Company for any reason, or (b) hire, on the Executive’s own behalf or on behalf of any other person, any individual who is then an officer, employee, consultant, independent contractor, or agent of the Company or who was an officer, employee, consultant, independent contractor or agent of the Company during the three (3)-month period prior to the date of such hire. These restrictions apply regardless of whether such employee or contractor is a full-time or temporary employee or contractor of the Company, whether such employee or contractor serves pursuant to a written agreement, and whether such employee or contractor is providing services for a determined period or at-will.

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7.5           Non-Disparagement. During the Restrictive Period, neither the Executive nor the Company will make any statement, oral or written (including but not limited to any written statement posted on or through any social media or other website), that is disparaging or derogatory or directly or indirectly impugns the quality or integrity of the other.

7.6           Non-Competition with Wireless Towers. During the Employment Period and for a period of twenty-four (24) months following the termination of the Executive’s employment from the Company for any reason, the Executive will not, on the Executive’s own behalf or on behalf of any person, directly or indirectly, within a two (2)-mile radius of any Wireless Towers (defined below): (a) engage in Competitive Business, or (b) accept Competitive Business from any of the Company’s customers.

7.7           Definitions.

(a)          For purposes of this Agreement, “Competitive Business” means the business of construction, maintenance, leasing of wireless communications towers to wireless service providers or the operation of wireless communications towers.

(b)          For purposes of this Agreement, “Material Contact” means the contact between the Executive and each customer or potential customer (i) with whom or which the Executive dealt on behalf of the Company, (ii) whose dealings with the Company were coordinated or supervised by the Executive, (iii) about whom the Executive obtained confidential information in the ordinary course of business as a result of such Executive’s association with the Company, or (iv) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for the Executive within twenty-four (24) months prior to the date of the Executive’s termination.

(c)          For purposes of this Agreement, “Restrictive Period” means, unless provided otherwise herein, the period beginning on the date of expiration of the Agreement or termination of the Executive’s employment with the Company for any reason and ending the twenty-four (24)-month period thereafter.

(d)          For purposes of this Agreement, “Responsibilities” means the duties and responsibilities performed by the Executive for the Company within the last twelve (12) months of the Executive’s employment with the Company.

(e)          For purposes of this Agreement, “Territory” means, unless provided otherwise herein, the two (2)-mile radius around each Company wireless communications tower in each state with respect to which the Executive is performing Responsibilities on behalf of the Company at the time the Executive’s employment with the Company ends.

(f)          For purposes of this Agreement, “Wireless Towers” means (i) any wireless communications tower owned or operated by the Company; or (ii) any site (A) identified by the Company with specificity for the development of wireless communication towers, (B) where the Company has commenced construction of wireless communication towers, or (C) where the Company has an option to acquire, has a lease or has purchased land to construct a wireless communication tower.

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8.            Termination.

8.1           Termination Without Cause. During the Employment Period, either party may at any time, at its/his election and sole discretion, terminate the Executive’s employment under this Agreement without Cause (i.e., for reasons other than those set forth in Section 8.2 below) (a “Termination Without Cause”) upon ninety (90) days written notice. The time period between the receipt of Termination Without Cause and the final date of termination shall be referred to as the “Notice Period.” Should the Company elect to terminate the Executive’s employment without Cause, the Company may elect to pay the Executive in lieu of notice the equivalent of the Base Salary then due the Executive during the Notice Period. Upon receipt of such payment in lieu of notice, the Executive shall be immediately relieved of his duties and responsibilities.

8.2           Termination For Cause.

(a)          In addition to any other remedies available to the Company at law, in equity or as set forth in this Agreement, the Company shall have the right, at its election, upon written notice to the Executive, to terminate the Executive’s employment hereunder at any time for “Cause” (a “Termination For Cause”).

(b)          For purposes of this Agreement, “Cause” shall mean: (i) any act or omission that constitutes a breach by the Executive of any of his material obligations under this Agreement; (ii) the continued failure or refusal of the Executive (A) to substantially perform the material duties required of him as an executive of the Company and/or (B) to comply with reasonable directions of the CEO, (iii) any material violation by the Executive of any (A) policy, rule or regulation of the Company and/or (B) any law or regulation applicable to the business of the Company or any of its affiliates; (iv) any act of fraud, misappropriation, embezzlement, or similar act of dishonesty; (v) violations of the Company’s drug use policy (including the failure to take a drug screening test as required by the Company in accordance with such policy) or the use of alcohol or dings (legal or illegal) in a way which impairs the Executive’s ability to perform the Executive's duties hereunder (as determined by the CEO), (vi) the Executive’s gross negligence in the performance of his duties hereunder, or any breach of any fiduciary duty to the Company (including the receipt by the Executive of any form of payment for services performed on behalf of, or in connection with, the business of the Company that the Executive fails to promptly deliver to the Company); (vii) the Executive’s conviction of, or plea of guilty or nolo contendere to, any crime (whether or not involving the Company) which constitutes a felony or crime of moral turpitude or is punishable by imprisonment of thirty (30) days or more, provided, however, that nothing in this Agreement shall obligate the Company to pay Base Salary or benefits during any period that the Executive is unable to perform his duties hereunder due to any incarceration, and provided, further, that nothing shall prevent the Executive’s termination under any other subsection of this Section 8.2 if it provides independent grounds for termination; or (viii) any other misconduct by the Executive that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its affiliates.

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(c)          Notwithstanding the foregoing, no purported Termination For Cause pursuant to (i), (ii), (iii), (iv), (v), (vi) or (viii) of the preceding paragraph of this Section 8.2 shall be effective unless all of the following provisions shall have been complied with: (i) the Executive shall be given written notice by the Company of its intention to effect a Termination For Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed Termination For Cause is based; and (ii) the Executive shall have ten (10) business days after receiving such notice in which to cure such grounds, to the extent such cure is possible, as determined in the sole discretion of the Company, provided, however, that the Executive shall not have such right to cure if (A) these curable failures, violations or breaches become a pattern and (B) following written notice to the Executive and consultation with the Executive to attempt to resolve the issues which the Company believes constitute such a pattern, the Company determines in good faith that the Executive is unwilling or unable to discontinue the activities constituting such a pattern.

8.3           Death; Disability.

(a)          In the event that the Executive dies or becomes Disabled (as defined herein) during the Employment Period, the Executive’s employment shall terminate either (i) when such death occurs, or (ii) upon written notice by the Company at any time after Disability occurs (provided that, in the event of any Disability, the Company shall have the right, but not the obligation, to terminate this Agreement).

(b)          For the purposes of this Agreement, the Executive shall be deemed to be “Disabled” or have a “Disability” if, because of the Executive’s physical or mental disability, he has been substantially unable to perform his duties hereunder with reasonable accommodation for twelve (12) work weeks in any twelve (12) month period. The Executive shall be considered to have been substantially unable to perform his duties hereunder only if he is either (i) unable to reasonably and effectively carry out his duties with reasonable accommodations by the Company or (ii) unable to reasonably and effectively carry out his duties because any reasonable accommodation which may be required would cause the Company undue hardship. In the event of a disagreement concerning the Executive’s perceived Disability, the Executive shall submit to such examinations as are deemed appropriate by three (3) practicing physicians specializing in the area of the Executive’s Disability, one selected by the Executive, one selected by the Company, and one selected by both such physicians. The majority decision of such three (3) physicians shall be final and binding on the parties. Nothing in this paragraph is intended to limit the Company’s right to invoke the provisions of this paragraph with respect to any perceived Disability of the Executive.

(c)          Notwithstanding the foregoing, to the extent and for the period required by any state or federal family and medical leave law, upon the Executive’s request (i) he shall be considered to be on unpaid leave of absence and not terminated, (ii) his group health benefits shall remain in full force and effect, and (iii) if the Executive recovers from any such Disability, at that time, to the extent required by any state or federal family and medical leave law, upon the Executive’s request, he shall be restored to his position hereunder or to an equivalent position, as the Company may determine, and the term of the Executive’s employment hereunder shall be reinstated effective upon such restoration. The Employment Period shall not be extended by reason of such intervening leave of absence, nor shall any compensation or benefits accrue in excess of those required by law during such intervening leave of absence. Upon the expiration of any such rights, unless the Executive has been restored to a position with the Company, he shall thereupon be considered terminated.

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8.4           Effect of Termination. Upon termination of this Agreement for any reason, the Executive shall be entitled to receive: (a) any accrued but unpaid Base Salary and accrued but unused PTO which shall be paid in accordance with the Company’s customary payroll procedures; (b) reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (c) such employee benefits, if any, as to which the Executive may be entitled under the Company’s employee benefit plans as of the date of termination. In addition, if the Company terminates the Executive’s employment without Cause pursuant to Section 8.1, the Company shall pay to the Executive severance payments equivalent to the Executive’s Base Salary in accordance with the Company’s regular payroll procedures for six (6) months following the date of termination (“Severance Payment”); provided, however, that, as a condition of the Executive’s receipt of Severance Payment, he agrees to execute a release of all claims in favor of the Company, its affiliates and their respective officers and directors in a form reasonably requested and provided by the Company and to credit to such Severance Payment any and all ordinary course compensatory amounts paid by the Company to the Executive (which for clarity shall exclude (i) all employee benefits; (ii) bonuses; (iii) expense reimbursements and/or any other non-compensatory payments) from the date of notice of Termination Without Cause through the effective date of termination. The Executive acknowledges that the payments referred to in this Section 8.4, together with any rights or benefits under any written plan or agreement which have vested on or prior to the date of termination of the Executive’s employment, constitute the only payments which the Executive shall be entitled to receive from the Company hereunder in the event of termination of his employment for any reason, and the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment.

9.            Company Property.

9.1           Computer and Electronic Systems. Except as authorized by the Company in furtherance of performing services on its behalf, the Executive will not (a) save, transfer or forward any of the Company’s electronically stored information to any storage device of any kind that does not belong to the Company, including but not limited to any website, cloud storage, computer or laptop, flash or thumb drive, CD or DVD, or email account, or (b) other than in the normal course of business, delete electronically stored information from the Company’s computer or electronic systems.

9.2           Return of Documents and Property. Upon the termination of the Executive’s employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

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10.           No Conflicts. The Executive has represented and hereby represents to the Company and its affiliates that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist. For purposes of this Agreement, “affiliate” shall include any person or entity directly or indirectly controlled by or controlling the Company.

11.          Enforcement. The Executive agrees that any breach of the provisions of this Agreement would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to seek temporary, preliminary and other injunctive relief in the event the Executive violates or threatens to violate the provisions of this Agreement. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

12.          Obligations Contingent on Performance. The obligations of the Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive’s performance of the Executive’s duties and obligations hereunder.

13.          Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon (a) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets; and (b) the Executive and his executors, administrators, heirs and legal representatives. Since the Executive’s services are personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

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14.          Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, or sent properly addressed in a sealed envelope postage prepaid by certified or registered mail, or delivered by a reputable overnight delivery service to the address set forth in the Annex For Notices attached hereto. A copy of all notices shall be simultaneously sent via facsimile or e-mail to all recipients of notice. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of record set forth in the Annex For Notices. Unless otherwise changed by notice, notice shall be properly addressed to the Company if addressed to the Company as set forth in the Annex For Notices attached hereto:

15.          Severability. It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final determination is made by arbitration or any court having jurisdiction that any provision contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such arbitral body or court may determine or indicate to be reasonable. Alternatively, if the arbitral body or court finds that any provision or restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Agreement shall in no respect limit or otherwise affect the Executive’s obligations under any other agreements with the Company.

16.          Construction. This Agreement has been jointly negotiated and drafted by the parties and in the event of any ambiguity no provision herein shall be construed against any party as the draftsperson. Each reference to “business day” shall mean any day on which the New York Stock Exchange is open for business.

17.          Survival. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 8, the provisions of Sections 4 through 7 and 9 through 21 of this Agreement shall survive and continue in full force and effect, provided, however, any and all rights of the Executive with respect to the terms of compensation and enforcement thereof shall survive and remain fully enforceable.

18.          Entire Agreement. This Agreement, along any attachments attached hereto, constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein.

19.          Modification: Waiver. This Agreement cannot be modified, altered or amended except by a writing signed by both parties. No waiver by either party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

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20.          Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. All disputes and controversies arising out of or relating to this Agreement shall be finally settled and binding under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in Atlanta, Georgia, except that matters requiring injunctive relief may be brought directly only in the state courts in and for Atlanta, Georgia or the federal courts in Atlanta, Georgia. The place of arbitration shall be Atlanta, Georgia. Any award, verdict or settlement issued under such arbitration may be entered by any party for order of enforcement by any court of competent jurisdiction. The arbitrator shall power to take interim measures he or she deems necessary, including injunctive relief and measures for the protection or conservation of property and disposition of perishable goods. Both parties consent to the application of New York substantive law. Both parties agree not to challenge the validity of this Section 20 on grounds of being void as against public policy.

21.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. A manual signature on this Agreement or other documents to be delivered pursuant to this Agreement, an image of which shall have been transmitted electronically, will constitute an original signature for all purposes. The delivery of copies of this Agreement or other documents to be delivered pursuant to this Agreement, including executed signature pages where required, by facsimile, “pdf” or other mode of electronic transmission will constitute effective delivery of this Agreement or such other document for all purposes and each such exemplar delivered in such manner shall be an original for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ Romain Gay-Crosier
EXECUTIVE: Romain Gay-Crosier

CIG Services, LLC

By:	/s/ Paul McGinn
Name: Paul McGinn
Title: CEO

CIG Wireless, Corp.

By:	/s/ Paul McGinn
Name: Paul McGinn
Title: CEO

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Annex for Notices

If to Romain Gay-Crosier:

Romain Gay-Crosier

______________________________

______________________________

Fax: ___________________________

E-mail: romain.gaycrosier@gmail.com

If to the Company:

CIG Wireless Corp.

Attention: Paul McGinn, CEO

5 Concourse Parkway, Suite 3100

Atlanta, Georgia 30328

Facsimile: 678- 332-5050

pmcginn@cigwireless.com

With a simultaneous copy to:

Wuersch & Gering LLP

Attention: Travis L. Gering, Esq.

100 Wall Street, 10th Floor

New York, New York 10005

Facsimile: 610-819-9104

travis.gering@wg-law.com

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